Exhibit 99.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This SEPARATION AGREEMENT AND GENERAL RELEASE (“Agreement”) is made between THE MILLS CORPORATION (“Mills” and together with its affiliates, “Company”) and JAMES DAUSCH (the “Employee”) (collectively “the parties”).

WHEREAS, the parties entered into an Employment Agreement dated December 30, 1997, as amended April 1, 1999, attached hereto as Attachment A (the “Employment Agreement”);

WHEREAS, all of the payments to Employee referenced in this Agreement are being made in accordance with the terms of the Employment Agreement and the terms and conditions of certain other agreements and plans that predated this Agreement;

WHEREAS, in consideration of the mutual covenants, agreements and representations contained herein, the adequacy of which is hereby acknowledged, the parties hereto expressly and intentionally bind themselves as follows:

Section 1. Termination of Employment. Employee acknowledges that his employment with the Company was terminated as of May 2, 2006 (the “Separation Date”) as part of a reduction in force. As of the Separation Date, Employee will go off the payroll, 401(k) plan, and the Company’s health and welfare benefits, except as required to be continued by the terms of the Employment Agreement. The last date on which Employee actually worked for the Company was April 30, 2006, and for purposes of this Agreement as well as all of the agreements and plans referenced herein, the date of April 30, 2006, shall be the Termination Date. It is understood and agreed that, for all purposes, the Employee was involuntarily terminated without cause by the Company as contemplated by Section 6.4 of the Employment Agreement.

Section 2. Separation Benefits.

a. Severance Payment

If Employee signs and does not revoke this Agreement, Mills agrees to pay or cause to be paid to Employee a lump sum severance payment of Nine hundred twelve thousand Dollars ($912,000), pursuant to Section 6.4 of the Employment Agreement.

b. Pro-Rated Short-Term Performance Incentive Plan Payment

Additionally, if Employee signs and does not revoke this Agreement, Mills agrees to pay or cause to be paid to Employee a lump sum pro-rated portion of his annual award under the Company’s short-term performance incentive plan equal to Eighty-four thousand Dollars ($84,000), based on his target award for 2006 under that plan.

c. Short-Term Incentive Plan Bonus Payment

To the extent that Company pays a lump sum bonus under its short-term performance incentive plan to any members of the Company’s Operating Committee for performance in 2005, Employee shall paid a lump sum bonus calculated in the same manner.

d. Taxes and Timing of Payment

All of these payments shall be less applicable taxes and withholding, and will be paid within three business days of the expiration of the revocation period set forth in Section 6 of this agreement or at such later time as is necessary to avoid the imposition of tax and interest pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

e. Long-Term Performance Plan Payments

Employee shall receive amounts due to him under Mills’ long-term performance plan for the 2003-2005, 2004-2006, 2005-2007 and 2006-2008 performance cycles, as those amounts become determinable.

f. Change in Control

In the event there is a Change in Control of the Company, as defined in section 7.3 of the Employment Agreement, within six (6) months of the Separation Date, Employee will be entitled to receive the payments and benefits under sections 7.1 and 7.4-7.6 of the Employment Agreement as well as the Stock Appreciation Rights granted to Employee under the Stock Appreciation Rights Agreement dated as of April 1, 1999, attached hereto as Attachment B. Said payments shall be in addition to the payments and benefits due to Employee under this section.

g. Non-Payment in Event of Material Breach

Employee acknowledges and agrees that he will not receive the payments and benefits set forth in this Agreement, or any other future payments or benefits owed by Company, whether specified in this Agreement or not, if he fails to comply with any material terms of the Agreement.

h. Mills Stock

Employee acknowledges that he has received 219 shares of Mills stock, fully vested as of May 2, 2006, according to the terms of the Employee’s stock award agreement attached hereto as Attachment C (the “Stock Award Agreement”). The Employee acknowledges that he has been awarded said shares, less any that were used to offset tax obligations.

i. Exercise of Stock Options

Employee will be entitled to exercise vested stock options within three (3) months of the Termination Date, as provided in the Stock Option Agreements attached hereto as Attachment D (the “Option Agreements”). If the Company is unable, at the time of exercise to deliver the shares required by the exercise notice, the three month period under the Option Agreements shall be tolled until the shares can be delivered; provided, however, that the tolling period shall terminate on December 31, 2006 or such other date as may be required to avoid imposition of tax and interest pursuant to Section 409A of the Code.

j. Restricted Stock

With regard to the 2001 and 2004 restricted stock agreements, it is understood and agreed that Employee has received shares without restrictions.

k. Consultancy Agreement

It is understood and agreed that Employee shall provide consulting services to the Company with regard to the Meadowlands project, and the parties acknowledge that they have entered into a consultancy agreement on or about May 31, 2006, and effective as of May 3, 2006.

l. Section 409A

PIP and LTIP payments will be made in accordance with PIP and LTIP Guidelines and Section 409A Deferred Compensation Rules. If the Company or the IRS determine that any amounts payable to the Employee under the Company’s compensation or benefit plans (including, but not limited to, the PIP, the LTIP, any stock options, restricted stock, or stock appreciation rights) or the Indemnification Agreement or the liability insurance coverage referenced in section 9 hereof and section 9.1 of the Employment Agreement or payments pursuant to other provisions of the Employment Agreement would violate Section 409A of the Code of 1986, as amended, and Department of the Treasury regulations and other interpretive guidance issued thereunder, then the Employee agrees that notwithstanding any provision in the plan(s) and agreements to the contrary, the Company may administer the plan(s) and agreements in such a manner, or if necessary, may adopt such limited amendments to the plan(s) and agreements (including amendments with retroactive effect) that the Company reasonably determines are necessary or appropriate, to comply with the requirements of Section 409A of the Code and thereby avoid the application of penalty taxes and interest under that Section to the Employee. The foregoing notwithstanding, in no event, however, shall the total benefits to be paid to Employee be reduced or diminished.

Section 3. Insurances.

a. Medical, Vision, and Dental Plans

Pursuant to the Employment Agreement, Employee shall continue to be covered by the Company’s medical, vision and dental plans for twenty-four (24) months, the final 18 months of which will be under COBRA, provided that the Company shall pay the entire premium. The Company is self-insured with Aetna administering the plans. Company guarantees that neither it nor Aetna shall challenge any health care claim arising prior to the expiration of the 24 months on the ground of a failure to comply with COBRA or a failure to be an employee-participant within the meaning of any of the plans. The Company-paid premiums shall be imputed income to the Employee to the extent required to avoid violating the non-discrimination requirements of Section 105(h) of the Code.

b. Long Term Disability and Long Term Care Plans/Supplemental

In addition, the Company will continue Employee’s coverage under its Long Term Disability and Long Term Care plans, and will provide Employee with continuing coverage under the Company’s supplemental life insurance program, or an alternative acceptable to Employee, for 24 months.

Section 4. Employee’s General Release of Company. In exchange for the payments and other benefits described in this Agreement, Employee agrees to release and forever discharge Company, its officers, directors, employees, and agents from any and all liability whatsoever, including any claims Employee may have or may assert, as of the date that this Agreement becomes effective, whether known or unknown, suspected or concealed, and whether specifically mentioned herein or not, including, but not limited to:

•	claims that Company may have violated its personnel policies, handbooks, contracts of employment, or covenants of good faith and fair dealing with Employee;

•	claims that Company has discriminated against Employee on the basis of age, race, color, sex (including sexual harassment and pregnancy), national origin, ancestry, disability, religion, sexual orientation, marital status, parental status, veteran status, source of income, entitlement to benefits, union activities, or any other status protected by federal, state or local laws, or violated any federal, state or local law, constitution, ordinance or regulation, including but not limited to the Age Discrimination in Employment Act of 1967 (“ADEA”); the Americans with Disabilities Act; the Employee Retirement Income Security Act of 1974, as amended and specifically Section 510; the Equal Pay Act; the National Labor Relations Act; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; and

•	claims that Company has violated any statute, regulation, public policy or common law (including but not limited to claims for retaliatory discharge; negligent hiring, retention or supervision; defamation; intentional or negligent infliction of emotional distress and/or mental anguish; intentional interference with contract; loss of consortium to Employee or any member of Employee’s family; and/or promissory estoppel).

Excluded from this general release are any claims or rights that cannot be waived by law, including but not limited to the right to file a charge with or participate in an investigation conducted by an administrative agency. Employee waives, however, any right to monetary recovery in connection with such a charge or investigation, or should any agency pursue any claims on behalf of Employee.

This release is a general release of all claims that may exist or be claimed to exist as of the effective date of this Agreement. Notwithstanding the foregoing or anything contained herein to the contrary, this Agreement is not intended to and does not release or prejudice any of the Employee’s rights (i) to post-separation benefits under any applicable retirement or other benefit plan; (ii) to enforce this Agreement; (iii) to participate in any applicable pension plan; (iv) to pursue and receive payment for any claims submitted pursuant to current benefit plans, such as with respect to healthcare and prescription plan reimbursements that may have been submitted but not yet paid; and (v) to receive any defense and indemnification that may otherwise have been available to him with respect to any third party claims relating to the performance of his duties as an employee.

Section 5. Employees’ Covenant Not To Sue. A “covenant not to sue” is a legal term which means Employee promises not to file a lawsuit in court. It is different from the General Release of claims contained in Section 4 above. In addition to waiving and releasing the claims covered by Section 4, Employee further agrees that he will never individually or with any other person file, or commence the filing of any lawsuits, complaints, or proceedings of any kind with any state or federal court against the Company, its officers, directors, employees, or agents with respect to the matters covered by the General Release in Section 4. Notwithstanding this Covenant Not to Sue, Employee may bring a claim against the Company to enforce this Agreement, or to challenge the validity of this Agreement under the ADEA.

Section 6. Company’s Covenant Not To Sue. A “covenant not to sue” is a legal term which means the Company promises not to file a lawsuit in court. It is different from the General Release of claims contained in Section 6 above. In addition to waiving and releasing the claims covered by Section 6, the Company further agrees that the Company will never individually or with any other person or company file, or commence the filing of any lawsuits, complaints, or proceedings of any kind with any state or federal court against the Employee, his heirs, executors, beneficiaries, administrators, successors, assigns, or trustees with respect to the matters covered by the General Release in Section 6. Notwithstanding this Covenant Not to Sue, the Company may bring a claim against the Employee to enforce this Agreement.

Section 7. Indemnification. With regard to amounts paid to or on behalf of Employee pursuant to (i) the Indemnification Agreement dated December 1, 1997 between Employee and the Company attached hereto as Attachment E (the “Indemnification Agreement”), (ii) the certificate of incorporation and bylaws of the Company or (iii) general corporate laws providing for indemnification by the Company, the Company shall fully indemnify Employee from any adverse tax consequences arising out of any violation of Section 409A of the Internal Revenue Code of 1986, as amended.

Section 8. Liability Insurance. The Company shall continue to provide Employee with director’s and officer’s liability insurance coverage, pursuant to section 9.1 of the Employment Agreement, notwithstanding the termination of Employee’s employment, but only for such actions taken by Employee during the course of such employment.

Section 9. Employee’s Cooperation in Disputes. At the Company’s request, Employee agrees to cooperate fully with the Company, and its designated representatives, in any dispute, and legal, regulatory or enforcement proceeding, and any internal audit, inquiry or investigation. Employee understands that as part of that cooperation, he must make himself available at mutually convenient dates and times, to the Company’s counsel and that he must be candid and truthful in all discussions with, and interviews by, the Company’s counsel. Employee understands that it is the Company’s policy to cooperate with all state and federal regulators and law enforcement authorities. The Company agrees that should Employee incur any out-of-pocket expenses, including, but not limited to, reasonable attorneys’ fees or lost wages, in connection with his obligations under this Section 9, the Company will reimburse Employee for such reasonable expenses and lost wages. Further, if travel is required, it will be by business class when outside of the United States, with accommodations at Claridge’s or a similar hotel in London, and by first class domestic air within the United States, with accommodations at a Westin or similar hotel.

Section 10. Noncompetition. Notwithstanding this Agreement and notwithstanding the termination of Employee’s employment, the provisions of Section 8 of the Employment Agreement shall remain in effect.

Section 11. Assignment. Notwithstanding this Agreement and notwithstanding the termination of Employee’s employment, the provisions of Section 10 of the Employment Agreement shall remain in effect.

Section 12. Time To Consider Agreement This is a legal and binding contract, and Employee is encouraged to consult an attorney before signing this Agreement. Employee has forty-five (45) days from the date this Agreement was provided to Employee to consider whether to sign the Agreement. Any changes made to this Agreement during the 45 day time period, whether material or not, will not restart the running of the 45 day period. In addition, Employee is not required to take the entire 45 day period and may voluntarily choose to sign this Agreement in less time, and by doing so, will expressly waive any legally required consideration period.

Employee may also revoke this Agreement at Employee’s discretion within seven (7) days after signing the Agreement. This Agreement shall not become effective, and no payment shall be made or other benefit provided by Company, until this revocation period has expired. If Employee revokes this Agreement, he must do so in writing and deliver such notice to: Michael Rodis, Senior Vice President, Human Resources, The Mills Corporation, 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209. To be effective, the revocation must be delivered in a manner to be received within the seven-day revocation period.

Section 13. Withholding from Payments. Company may withhold from any payment made to or on behalf of Employee hereunder such withholding and deductions as Company reasonably believes to be required under law or under any agreement between Company and Employee, including, without limitation, employment and payroll taxes, and federal, state and local income taxes. Company makes no representations concerning the tax treatment of any payment or benefit hereunder.

Section 14. Right of Offset. The Company may offset any payment to be made to the Employee pursuant to this Agreement by any amount that the Employee owes to the Company as of the time such payment would otherwise be made. This right of offset shall be cumulative (but not duplicative) with any similar obligation with respect to which the Employee may be subject under any other agreement with the Company. Except for any balance that currently exists or that may accrue on the Employee’s Company American Express card, the Company represents that it has no knowledge of any debt owed by Employee to Company as of the date of this agreement and the Company has no knowledge of any facts that would, with the passage of time, give rise to such a debt.

Section 15. Company Property and Information. Employee hereby acknowledges that during the term of his employment with Company, Employee had access to various trade secrets and confidential information, including but not limited to, customer and advertising information, trade information, financial information, operating practices and procedures, marketing plans and proposals, and ideas and data developed and owned by Company and not generally known to the public. Employee acknowledges that Company takes adequate measures to protect its confidential information, that such information is extremely valuable to Company and would be similarly valuable to its competitors, and that Company has expended considerable time, effort, attention and resources to develop the information and that such information could not be readily duplicated by others. Company proprietary and confidential information may include, but is not limited to, records, memoranda, files, computer files and disks, audio and video tapes, CD’s, and property in any form containing information not generally known in the retail shopping center industry, including but not limited to information regarding the trade secrets, operations, market structure, processes, formulas, data, programs, techniques, marketing and development plans, strategies, forecasts, new products, systems, financial information, budgets, projections, licenses, prices, costs, and employees of Company and/or its tenants and potential tenants and the identity of, and relationship with, Company’s customers and tenants (the “Proprietary Information”). The term “Proprietary Information” shall not include information that becomes public by any means other than the breach by Employee of this Section of the Agreement.

Employee agrees to make no disclosure or use whatsoever of any Proprietary Information without the prior express, written permission of Company. Such Proprietary Information and all information and intellectual property and other data developed by Employee in connection with his activities with or on behalf of the Company and/or developed through the use of the Company’s resources, including any trademarks, copyrights, ideas, creations, and properties (also hereafter inclusive in the term “Proprietary Information”), shall be the sole and exclusive property of Company. Employee shall have no right, title or interest in and to the Proprietary Information.

Notwithstanding the above, any disclosure of Proprietary Information made by Employee pursuant to valid legal process (subpoena or court order) shall not be considered a violation of this Section 16 so long as Employee promptly notifies the Company of his receipt of such process and provides the Company with an opportunity to contest the validity of the process. Notice should be provided to General Counsel, The Mills Corporation, 1300 Wilson Boulevard, Suite 400, Arlington, VA 22209.

Further, Employee agrees not to remove from Employee’s place of employment any of Company’s books, records, format materials, documents, customer lists, or any copies of such documents without the prior written permission of Company. Employee also agrees that he shall immediately return: (a) any customer lists, documents, financial data, marketing plans, proposals and operating plans and procedures, in whatever form, in Employee’s possession; and (b) all other Company property including, without limitation, all computer equipment and associated passwords, property passes, keys, credit cards, business cards, and identification badges.

Section 16. Confidentiality. Employee, Company, and their respective agents, shall not disclose or publicize in any way the terms of this Agreement to any person or entity except: (a) members of Employee’s immediate family; (b) employees of the Company with a business need to know; (c) the parties’ respective legal counsel, accountants, auditors and tax consultants; and (d) such other disclosures as may be required by law or by generally accepted accounting principles.

Section 17. No Detrimental Communications. The parties expressly agree that they will not disclose or cause to be disclosed any negative, adverse or derogatory comments or information about one another, except as required by law. The parties acknowledge that they are relying upon this representation in agreeing to enter into this Agreement. Further, Company agrees that it will provide Employee’s prospective employers with a neutral reference identifying only Employee’s dates of service and position(s) held with the Company. All reference checks initiated by Employee must be directed to the Company’s Human Resources Team located at the Company’s headquarters.

Section 18. Governing Law. This Agreement shall be construed in accordance with the laws of the Commonwealth of Virginia, without regard to the conflict or choice of law provisions thereof.

Section 19. Certain Acknowledgments. The parties acknowledge and agree that: (a) this Agreement has not been executed in reliance upon any statement or representation made by or on behalf of Company or Employee except those set forth in this Agreement; (b) the Separation Payment and other benefits set forth above, collectively and individually, constitute full and fair consideration for this Agreement and some or all of these benefits exceed the benefits that Employee would otherwise be entitled to upon separation of employment; and (c) this Agreement does not constitute, nor shall it be construed as, an admission of liability by Company or Employee, all such liability being expressly denied by both parties.

Employee further acknowledges and agrees that he:

•	has carefully reviewed this Agreement, has consulted with legal counsel to the extent desired, and is executing this Agreement knowingly and voluntarily;

•	has been paid for all unused accrued vacation, has been paid for all hours worked, and has not suffered an on the job injury for which he has not already filed a claim.

•	has received, as part of this Agreement: (i) the ages and job titles of all employees selected for involuntary termination in connection with the Company’s March 28, 2006 reduction in force, (ii) the ages and job titles of employees not selected for involuntary termination in connection with the Company’s March 28, 2006 reduction in force, and (iii) the eligibility factors and time limits applicable to this group termination program.

Section 21. Obligation To Pay Costs. If either party seeks to enforce the terms of this Agreement by filing a lawsuit, the prevailing party shall be entitled to recover, as part of the judgment, all costs and expenses incurred as a consequence of that lawsuit, including reasonable attorneys’ fees incurred in pursuing or defending same.

Section 22. Severability. The provisions of this Agreement are severable. If any section or any part of any section of this Agreement is found to be unenforceable or inoperable, then the remaining sections or portions of such section, as applicable, shall remain fully valid and enforceable.

Section 23. Entire Agreement. This Agreement constitutes the entire agreement of Company and Employee with respect to the termination of Employee’s employment with Company. No change, modification or waiver of any provision of this Agreement will be valid unless in writing and signed by both parties hereto.

IN WITNESS WHEREOF, Company and Employee have executed this Agreement on the respective dates set forth by their signatures below.

Company:	THE MILLS CORPORATION

	By:	/S/ MARK S. ORDAN

	Its:	Chief Operating Officer

	Date:	July 5, 2006

Employee:	/S/ JAMES DAUSCH
JAMES DAUSCH

	Date:	July 5, 2006